UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 6, 2019, Radius Health, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 40,652,735 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 88% of the Company’s outstanding common stock as of April 10, 2019, the record date for the Annual Meeting. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2019 (the “Proxy Statement”).

Proposal 1 — The following nominees were elected as Class II directors to serve on the Company’s Board of Directors until the 2022 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified, based on the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Catherine J. Friedman	30,617,987	6,302,453	29,537	3,702,758
Jean-Pierre Garnier, Ph.D.	30,591,856	6,328,961	29,160	3,702,758
Jessica Hopfield, Ph.D.	36,489,156	453,089	7,732	3,702,758

Proposal 2 — The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 was ratified, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
40,506,199	120,751	25,785	—

Proposal 3 — The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, on an advisory basis, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
34,884,296	2,047,182	18,499	3,702,758

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: June 7, 2019	By:	/s/ Jesper Hoeiland
	Name:	Jesper Hoeiland
	Title:	President and Chief Executive Officer

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